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                                                                     EXHIBIT 21


McData Corporation had the following subsidiaries as of December 31, 2000:


                                        COUNTRY OF            DATE OF
NAME                                    FORMATION            FORMATION
----                                    ----------           ----------
McDATA Technology Systems Ltd
(formerly Ecksberg Nominees Ltd.)         Ireland           April 4, 1999

McDATA F.S.C                              Barbados           July 28, 1999

McDATA Japan KK                            Japan           October 16, 2000